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                                     EXHIBIT 5.1

                      Opinion of Brobeck, Phleger & Harrison LLP
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                                                                     Exhibit 5.1
                                    April 15, 1997

Fibreboard Corporation
Texas Commerce Tower
2200 Ross Avenue, Suite 3600
Dallas, TX 75201

    Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 to be filed by Fibreboard Corporation, a Delaware corporation (the "Company"), with the Securities Exchange Commission under the Securities Act of 1933, relating to 100,000 shares of the Company's common stock, par value $0.01 (the "Common Stock"), issuable pursuant to the Fibreboard 401(k) Retirement Plan (the "Plan"), it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                                 Very truly yours,
                                             /s/ Brobeck, Phleger & Harrison LLP